Exhibit 10.44
BAKER HUGHES INCORPORATED
Compensation Table for Named Executive Officers and Directors
     Named Executive Officers:

		Base Salary
	Current	Effective
	Base Salary	March 2006(4)
Chad C. Deaton [1]	$925,000	$1,025,000
James R. Clark [2]	645,000	645,000
G. Stephen Finley [3]	535,000	535,000
Alan R. Crain, Jr. [2]	425,000	425,000
Douglas J. Wall [2]	375,000	393,750
     Non-Employee Directors 5:

Annual Cash Retainer	$60,000
Audit/Ethics Committee Chairman Annual Retainer:	$20,000
Other Committee Chairman Annual Retainer:	$15,000
Audit/Ethics Committee Members Retainer:	$10,000
Other Committee Members Retainer (Excluding Executive Committee):	$5,000

Annual Non-Retainer Equity (restricted stock awarded in January, stock options awarded 50% in January and 50% in July of each year):	$150,000

[1]	Mr. Deaton has an Employment Agreement with Baker Hughes Incorporated, filed as Exhibit 10.3 to Current Report on Form 8-K filed October 7, 2004.

[2]	A lump sum payment in the amount of $51,600 and $25,500 will be paid to Mr. Clark and Mr. Crain, respectively, in lieu of a salary increase.

[3]	Mr. Finley has announced that he will retire from the Company on March 31, 2006.

[4]	In addition to their base salaries, these named executive officers, at the discretion of the Board of Directors can receive equity compensation pursuant to the 2002 Director & Officer Long-Term Compensation Plan, filed as Exhibit 10.2 on Form 10-Q for the quarter ended September 30, 2003. Subject to stockholder approval, these named executive officers also are entitled to participate in the Company’s Annual Incentive Compensation Plan, as amended and restated, as filed with the 2006 Proxy Statement.

[5]	Non-employee directors are reimbursed for reasonable travel and related expenses.